Mike Pope, Chairman
Phil LaPuma, Director
Steven Naremore, Director
Janice Whalen, Director
Market Data Corp.
14505 Torrey Chase Blvd. Suite 410
Houston, Texas 77014


                                      June 11, 1996

Dear Board,

I wish to inform you of my decision to resign my title as Director with Market Data/Renet Financial Services Corp. and
Renet Financial Corp. effective immediately.

At this time I wish to pursue other business opportunities available to me.

I will still be available as a contract accountant to assist
Renet Financial Corp. with its bookkeeping as I have been doing for the past several months.

David P. LaPuma
(Signature)
Steven C. Naremore
8014 Dutch Oak Circle
Spring, Texas 77379








                       Steven C. Naremore
                      8014 Dutch Oak Circle
                      Spring, Texas  77379

                         August 7, 1996

Via Fax (714) 288-5929
Certified Mail Return Receipt Requested and Regular Mail

Philip C. LaPuma
Michael F. Pope

Renet Financial Corporation
1187 Tustin Avenue
Orange, California 92667

Market Data Corp.
14505 Torrey Chase Blvd. #410
Houston, Texas 77014

Dear Sirs:

The undersigned, Steven C. Naremore, hereby resigns all positions as an officer or director of Market Data Corp., its subsidiaries and affiliates (collectively "MDC"), effective immediately.
While I regret the circumstances that require this action, which I have previously explained to each of you, I believe you can understand that the previously undisclosed adverse information regarding Renet Financial appears to be of such a nature, and the fact of the nondisclosure is of such a nature, that I do not believe I can any longer fulfill my duties as an officer or director of MDC with any confidence. This resignation is immediate and irreversible.

Please bear in mind that as a public company, MDC has continuing obligations to disclose all material developments to the public in a timely fashion. While I resign as an officer and director, I remain a significant shareholder, and hereby demand that you make full, complete, prompt and appropriate public disclosure of all material developments affecting MDC, particularly those relating to Renet Financial Corporation as to which you are in the most knowledgeable position to make.

As contemplated in the reporting requirements of Current Report on Form 8-K, please bear in mind that this resignation is as a result of a disagreement of the sort contemplated in Item 6 of such Form, and that I reserve the right to furnish you prior to the time of such filing a letter setting forth a description of such disagreement for summarization in such Form.

Steven C. Naremore
(Signature)



                        Janice S. Whalen
                     2016 Main Street, #2202
                      Houston, Texas 77002

                         August 7, 1996

Via Fax (714) 288-5929
Certified Mail Return Receipt Requested and Regular Mail

Philip C. LaPuma
Michael F. Pope

Renet Financial Corporation
1187 Tustin Avenue
Orange, California 92667

Market Data Corp.
14505 Torrey Chase Blvd. #410
Houston, Texas 77014

Dear Sirs:

The undersigned, Janice S. Whalen, hereby resigns all positions as an officer or director of Market Data Corp., its subsidiaries and affiliates (collectively "MDC"), effective immediately.
While I regret the circumstances that require this action, which I have previously explained to each of you, I believe you can understand that the previously undisclosed adverse information regarding Renet Financial appears to be of such a nature, and the fact of the nondisclosure is of such a nature, that I do not believe I can any longer fulfill my duties as an officer or director of MDC with any confidence. This resignation is immediate and irreversible.

Please bear in mind that as a public company, MDC has continuing obligations to disclose all material developments to the public in a timely fashion. While I resign as an officer and director, I remain a significant shareholder, and hereby demand that you make full, complete, prompt and appropriate public disclosure of all material developments affecting MDC, particularly those relating to Renet Financial Corporation as to which you are in the most knowledgeable position to make.

As contemplated in the reporting requirements of Current Report on Form 8-K, please bear in mind that this resignation is as a result of a disagreement of the sort contemplated in Item 6 of such Form, and that I reserve the right to furnish you prior to the time of such filing a letter setting forth a description of such disagreement for summarization in such Form.

Janice S. Whalen
(Signature)